Exhibit 99.1

Investor Relations Investor@mvwc.com

Cameron Klaus media@mvwc.com
Marriott Vacations Worldwide Reports
Third Quarter 2026 Financial Results
ORLANDO, Fla. – November 4, 2026 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (“MVW,” the “Company,” “we” or “our”) reported financial results for the third quarter of 2026.
Third Quarter 2026 Highlights
•Contract sales increased 29% year over year to $565 million in the quarter.
•VPG was $4,822, 30% above last year.
•Development profit increased 97% to $142 million versus the prior year.
•Net income attributable to common stockholders was $82 million compared to net loss attributable to common stockholders of $2 million in the prior year and diluted earnings per share was $2.24 compared to diluted loss per share of $0.07 in the prior year.
•Adjusted net income attributable to common stockholders increased 47% to $98 million and adjusted diluted earnings per share increased 56% to $2.64.
•Adjusted EBITDA increased 27% to $216 million compared to $170 million in the prior year.
•The Company raised the midpoint of its full-year Contract Sales and Adjusted EBITDA guidance to $2,130 million and $820 million, respectively. The increase is despite an estimated $16 million adverse impact to Adjusted EBITDA from Hurricane Lowell in the second half of 2026.
“We are very pleased with our third quarter financial results, as they demonstrate the substantive momentum in our business, on the heels of our strong second quarter. Further, they reflect the continued success of the strategies we began implementing in the second quarter as part of the transformation now underway. By way of example, VPG increased to an industry leading $4,822, 30% above last year, and our operating discipline drove 27% Adjusted EBITDA growth,” said Matt Avril, Chief Executive Officer. “Our emphasis on differentiating Owner experiences such as our Inner Circle by Aflac events platform - which features curated regional and national entertainment - are fueling our sales success.”
In the tables that follow “*” denotes Non-GAAP Financial Measures. Please see page A-17 for additional information about our reasons for providing these alternative financial measures and limitations on their use. Additionally, in the tables below “†” denotes prior year amounts that have been reclassified to conform with our current year presentation and “NM” means not meaningful. Please see page A-17 for additional information about our prior year reclassifications.

Marriott Vacations Worldwide Reports Third Quarter 2026 Financial Results / 2
Vacation Ownership

	Three Months Ended		Change
(In millions, except volume per guest (“VPG”) and tours)	September 30, 2026	September 30, 2025
Revenues excluding cost reimbursements	$857	$748	15%
Contract sales	$565	$439	29%
VPG	$4,822	$3,700	30%
Tours	107,687	109,609	(2%)
Segment financial results attributable to common stockholders†	$220	$139	58%
Segment margin†	25.7%	18.6%	710 bps
Segment Adjusted EBITDA*	$255	$195	30%
Segment Adjusted EBITDA margin*	29.6%	26.1%	350 bps
Contract sales increased 29% compared to the prior year. VPG increased 30% year over year driven by higher average transaction size from better sales execution, and the product and operational enhancements implemented in the second quarter. Tours in North America increased 4% year over year driven by higher owner connection rates and the 2% decline in total tours was attributable to the Company’s purposeful actions to prioritize higher profitability and cash flow in the Asia‑Pacific region.
During the third quarter the Company recorded a 14.8% sales reserve as a percentage of contract sales compared to 13.4% in the second quarter driven by the origination of an additional $60 million of receivables. While the higher level of originations increased the current-period sales reserve, these additional receivables are expected to generate incremental financing profit over time.
Segment Adjusted EBITDA increased primarily due to higher contract sales and lower average cost of vacation ownership products, partially offset by lower rental profit as a result of higher inventory costs and the partial closure of five resorts in Kauai, Hawaii, attributable to damages from Hurricane Lowell. Segment Adjusted EBITDA margin increased primarily due to lower sales and marketing as a percentage of revenue and lower product cost rates.
Exchange & Third-Party Management

(In millions, except total active Interval International members and average revenue per member)	Three Months Ended		Change
	September 30, 2026	September 30, 2025
Revenues excluding cost reimbursements	$48	$51	(5%)
Total active Interval International members (000's)(1)	1,480	1,499	(1%)
Average revenue per Interval International member	$37	$38	(2%)
Segment financial results attributable to common stockholders†	$16	$16	10%
Segment margin†	34.4%	29.7%	470 bps
Segment Adjusted EBITDA*	$21	$21	1%
Segment Adjusted EBITDA margin*	44.7%	42.3%	240 bps

(1) Includes members at the end of each period.
Revenues excluding cost reimbursements declined 5% to $48 million driven by lower exchange and other transaction revenue at Interval International, and Segment Adjusted EBITDA remained flat.
Corporate and Other
General and administrative costs increased $18 million in the third quarter compared to the prior year primarily due to higher incentive compensation.

Marriott Vacations Worldwide Reports Third Quarter 2026 Financial Results / 3
Capital Markets Activity
During the quarter, the Company generated $66 million of net proceeds through the sale of Asia Pacific vacation ownership notes receivable at an interest rate of 6.70%. Additionally, subsequent to the end of the third quarter, the Company completed a $460 million term securitization with a weighted average coupon of 5.91% and a 98% advance rate.
Balance Sheet and Liquidity
The Company ended the quarter with approximately $1.1 billion in liquidity, including $229 million of cash and cash equivalents and $776 million of available capacity under its revolving corporate credit facility. The Company had $3.0 billion of corporate debt and $2.4 billion of non-recourse debt related to its securitized vacation ownership notes receivable at the end of the third quarter.
The Company’s net corporate leverage ratio declined to 3.6 times in the third quarter compared to 4.0 times at the end of the second quarter.
The Company also had $906 million of inventory at the end of the quarter, including $227 million classified as a component of Property and equipment.
Share Repurchase Authorization
The Board of Directors authorized the extension of the remaining $322 million share repurchase authorization from December 31, 2026 to December 31, 2027.
Full Year 2026 Outlook
The Company updated its full year 2026 guidance as reflected in the chart below. The current guidance includes an estimated $16 million adverse impact to Adjusted EBITDA from Hurricane Lowell in Kauai.

(in millions, except per share amounts)	Current 2026 Guidance			Previous 2026 Guidance
Contract sales	$2,120	to	$2,140	$2,080	to	$2,115
Adjusted EBITDA*	$810	to	$830	$805	to	$830
Adjusted net income attributable to common stockholders*	$315	to	$335	$300	to	$330
Adjusted earnings per share - diluted*	$8.65	to	$9.15	$8.25	to	$9.05
Adjusted free cash flow*	$410	to	$430	$410	to	$460
The guidance provided above excludes impacts from certain asset sales, foreign currency changes, restructuring costs, litigation charges, modernization costs, and impairments, each of which the Company cannot forecast with sufficient accuracy to factor them into the guidance provided above and without unreasonable efforts, and which may be significant. As a result, the full year 2026 outlook is presented only on a non-GAAP basis and is not reconciled to the most comparable GAAP measures. Where one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.
During the first quarter of 2026, the Company began including interest expense associated with its warehouse credit facility borrowings as a component of consumer financing interest expense. In the third quarter of 2026, interest expense on warehouse credit facility borrowings was $4 million.
The Company’s 2026 guidance is based on the following supplemental estimates:

($ in millions)	Current 2026 Guidance			Previous 2026 Guidance
Interest expense, net	$176	to	$174	$178	to	$174
Depreciation and amortization	$135	to	$133	$140	to	$138
Tax rate used to calculate adjusted net income attributable to common stockholders	30%	to	29%	31%	to	29%

Marriott Vacations Worldwide Reports Third Quarter 2026 Financial Results / 4
Non-GAAP Financial Information
Non-GAAP Financial Measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow. Please see page A-17 for additional information about our reasons for providing these alternative financial measures and limitations on their use. In addition to the foregoing Non-GAAP Financial Measures, we present certain key metrics as performance measures which are further described in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission.
Third Quarter 2026 Financial Results Conference Call
The Company will hold a conference call on November 4, 2026 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing 877-407-8289 or 201-689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has 120 vacation ownership resorts and approximately 650,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates an exchange network and membership programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
The Company routinely posts important information, including news releases, announcements and other statements about its business and results of operations, that may be deemed material to investors on the Investor Relations section of the Company’s website, www.marriottvacationsworldwide.com. The Company uses its website as a means of disclosing material, nonpublic information and for complying with the Company’s disclosure obligations under Regulation FD. Investors should monitor the Investor Relations section of the Company’s website in addition to following the Company’s press releases, filings with the SEC, public conference calls and webcasts.
Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations, plans, objectives, outlook and prospects for future performance and growth; expected asset dispositions; and its full year 2026 outlook and guidance for contract sales, results of operations and cash flows.
Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: uncertainty in the current global macroeconomic environment created by rapid governmental policy and regulatory changes, including those affecting international trade or travel; future health crises and related governmental responses and their potential adverse effects; variations in demand for vacation ownership and exchange products and services; failure of vendors and other third parties to timely comply with their contractual obligations; worker absenteeism; our ability to attract and retain our global workforce; price inflation; difficulties associated

Marriott Vacations Worldwide Reports Third Quarter 2026 Financial Results / 5
with implementing new or maintaining existing technologies; the ability to integrate artificial intelligence (“AI”) technologies successfully while managing and mitigating related operational, legal, intellectual property, data security and reputational risks; changes in privacy and other laws and regulations affecting our business; instability, disruptions, or distress in the banking system or financial institutions; impacts of severe weather events, climate conditions or natural or man-made disasters; delinquency and default rates in our financing business; global supply chain disruptions; volatility in the international and national economies and credit markets; the impacts of ongoing global conflicts and related sanctions or geopolitical measures; competitive conditions; the availability of capital to finance growth; the impact of changes in interest rates; the effects of steps we have taken and may continue to take to reduce operating costs and accelerate growth and profitability; political or social strife; and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our future periodic filings with the U.S. Securities and Exchange Commission.
All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 3, 2026

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Change %	Nine Months Ended		Change %
	September 30, 2026	September 30, 2025		September 30, 2026	September 30, 2025
GAAP Measures
Revenues	$1,367	$1,263	8%	$3,944	$3,709	6%
Revenues excluding cost reimbursements	$921	$812	14%	$2,668	$2,478	8%
Income before income taxes and noncontrolling interests	$113	$1	NM	$272	$197	39%
Net income (loss) attributable to common stockholders	$82	$(2)	NM	$181	$123	47%
Diluted shares	38.6	34.9	10%	38.2	41.9	(9%)
Earnings (loss) per share - diluted	$2.24	$(0.07)	NM	$5.07	$3.27	55%

Non-GAAP Measures*
Adjusted EBITDA	$216	$170	27%	$592	$565	5%
Adjusted pretax income	$126	$78	63%	$324	$294	10%
Adjusted net income attributable to common stockholders	$98	$66	47%	$225	$208	8%
Adjusted earnings per share - diluted	$2.64	$1.69	56%	$6.21	$5.31	17%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
REVENUES
Sale of vacation ownership products	$459	$358	$1,232	$1,083
Management and exchange	212	214	653	648
Rental	155	150	504	479
Financing	95	90	279	268
Cost reimbursements	446	451	1,276	1,231
TOTAL REVENUES	1,367	1,263	3,944	3,709
EXPENSES
Cost of vacation ownership products	49	52	138	135
Marketing and sales	268	234	791	705
Management and exchange	116	118	357	356
Rental	143	129	423	377
Financing	45	38	128	111
Royalty fee	29	29	86	85
General and administrative	71	53	197	175
Depreciation and amortization	33	38	99	114
Litigation charges	(2)	4	(1)	16
Modernization	6	53	32	97
Restructuring†	10	—	16	—
Impairment†	—	31	—	33
Cost reimbursements	446	451	1,276	1,231
TOTAL EXPENSES	1,214	1,230	3,542	3,435
Gains and other income, net	3	11	1	48
Interest expense, net	(43)	(43)	(130)	(125)
Other	—	—	(1)	—
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	113	1	272	197
Provision for income taxes	(31)	(3)	(91)	(73)
NET INCOME (LOSS)	82	(2)	181	124
Net income attributable to noncontrolling interests	—	—	—	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$82	$(2)	$181	$123

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic shares	34.8	34.9	34.7	35.0
Basic	$2.37	$(0.07)	$5.23	$3.52
Diluted shares	38.6	34.9	38.2	41.9
Diluted	$2.24	$(0.07)	$5.07	$3.27

† Prior year amounts have been reclassified to conform with our current year presentation. Please see “Non-GAAP Financial Measures” for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss) attributable to common stockholders	$82	$(2)	$181	$123
Provision for income taxes	31	3	91	73
Income before income taxes attributable to common stockholders	113	1	272	196
Certain items:
Gain on disposition of hotel, land, and other	—	—	(2)	—
Foreign currency	(3)	(2)	2	(23)
Insurance proceeds	—	(8)	—	(16)
Change in indemnification asset	—	(1)	5	(4)
Change in estimates relating to pre-acquisition contingencies	—	—	(4)	(2)
Other	—	—	(2)	(3)
Gains and other income, net	(3)	(11)	(1)	(48)
Litigation charges	(2)	4	(1)	16
Modernization	6	53	32	97
Restructuring†	10	—	16	—
Impairment†	—	31	—	33
Other	2	—	6	—
Adjusted pretax income*	126	78	324	294
Provision for income taxes	(28)	(12)	(99)	(86)
Adjusted net income attributable to common stockholders*	$98	$66	$225	$208

Diluted shares	38.6	42.0	38.2	41.9
Adjusted earnings per share - Diluted*	$2.64	$1.69	$6.21	$5.31

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

† Prior year amounts have been reclassified to conform with our current year presentation. Please see “Non-GAAP Financial Measures” for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss) attributable to common stockholders	$82	$(2)	$181	$123
Interest expense, net	43	43	130	125
Provision for income taxes	31	3	91	73
Depreciation and amortization	33	38	99	114
Share-based compensation	12	9	34	28
Amortization of cloud computing software implementation costs	2	2	5	4
Certain items:
Gain on disposition of hotel, land, and other	—	—	(2)	—
Foreign currency	(3)	(2)	2	(23)
Insurance proceeds	—	(8)	—	(16)
Change in indemnification asset	—	(1)	5	(4)
Change in estimates relating to pre-acquisition contingencies	—	—	(4)	(2)
Other	—	—	(2)	(3)
Gains and other income, net	(3)	(11)	(1)	(48)
Litigation charges	(2)	4	(1)	16
Modernization	6	53	32	97
Restructuring†	10	—	16	—
Impairment†	—	31	—	33
Other	2	—	6	—
Adjusted EBITDA*	$216	$170	$592	$565
Adjusted EBITDA Margin*	23.4%	20.9%	22.2%	22.8%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

† Prior year amounts have been reclassified to conform with our current year presentation. Please see “Non-GAAP Financial Measures” for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Segment financial results attributable to common stockholders†	$220	$139	$606	$534
Depreciation and amortization	24	26	70	80
Share-based compensation	3	3	7	7
Amortization of cloud computing software implementation costs	1	1	4	3
Certain items:
Gain on disposition of hotel, land, and other	—	—	(2)	—
Insurance proceeds	—	(8)	—	(15)
Change in estimates relating to pre-acquisition contingencies	—	—	(4)	(2)
Other	(1)	—	(1)	(1)
Gains and other income, net	(1)	(8)	(7)	(18)
Litigation charges	(2)	3	(1)	10
Restructuring	9	—	9	—
Impairment	—	31	—	31
Other	1	—	1	—
Segment Adjusted EBITDA*	$255	$195	$689	$647
Segment Adjusted EBITDA Margin*	29.6%	26.1%	27.9%	28.4%
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Segment financial results attributable to common stockholders†	$16	$16	$52	$50
Depreciation and amortization	4	6	14	20
Share-based compensation	1	—	2	1
Certain items:
Impairment†	—	—	—	2
Other	—	(1)	(1)	(1)
Segment Adjusted EBITDA*	$21	$21	$67	$72
Segment Adjusted EBITDA Margin*	44.7%	42.3%	44.3%	45.8%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

† Prior year amounts have been reclassified to conform with our current year presentation. Please see “Non-GAAP Financial Measures” for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONTRACT SALES TO DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Contract sales	$565	$439	$1,521	$1,304
Less resales contract sales	(11)	(7)	(27)	(23)
Contract sales, net of resales	554	432	1,494	1,281
Plus:
Settlement revenue	12	10	34	30
Resales revenue	5	4	11	13
Revenue recognition adjustments:
Reportability	(3)	(5)	(25)	2
Sales reserve	(82)	(57)	(204)	(165)
Other(1)	(27)	(26)	(78)	(78)
Sale of vacation ownership products	459	358	1,232	1,083
Less:
Cost of vacation ownership products	(49)	(52)	(138)	(135)
Marketing and sales	(268)	(234)	(791)	(705)
Development Profit	$142	$72	303	243
Development Profit Margin	31.0%	20.2%	24.6%	22.4%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUPPLEMENTAL INFORMATION
(In millions and Unaudited)

	Three Months Ended
	September 30, 2026	September 30, 2025	Change
DEVELOPMENT PROFIT
Sale of vacation ownership products revenue	$459	$358	28%
Cost of vacation ownership products expense	(49)	(52)	4%
Marketing and sales expense	(268)	(234)	(14%)
Development Profit	142	72	97%
Development Profit Margin	31.0%	20.2%	1,080 bps

MANAGEMENT AND EXCHANGE PROFIT
Vacation Ownership Segment	157	158	—%
Exchange & Third-Party Management Segment	39	43	(7%)
Corporate and Other(1)	16	13	23%
Management and Exchange Revenue	212	214	—%
Vacation Ownership Segment	(70)	(72)	3%
Exchange & Third-Party Management Segment	(28)	(30)	9%
Corporate and Other(1)	(18)	(16)	(16%)
Management and Exchange Expense	(116)	(118)	2%
Management and Exchange Profit	96	96	2%
Management and Exchange Profit Margin	45.2%	44.3%	90 bps

RENTAL PROFIT
Vacation Ownership Segment	146	142	4%
Exchange & Third-Party Management Segment	9	8	6%
Corporate and Other(1)	—	—	NM
Rental Revenue	155	150	4%
Vacation Ownership Segment	(146)	(132)	(10%)
Exchange & Third-Party Management Segment	—	—	NM
Corporate and Other(1)	3	3	(18%)
Rental Expense	(143)	(129)	(11%)
Rental Profit	12	21	(40%)
Rental Profit Margin	8.3%	14.3%	(600 bps)

FINANCING PROFIT
Financing Revenue	95	90	4%
Financing Expense	(45)	(38)	(19%)
Financing Profit	50	52	(6%)
Financing Profit Margin	52.0%	57.8%	(580 bps)

OTHER
General and administrative	(71)	(53)	(33%)
Royalty fee	(29)	(29)	(3%)
Other(2)	16	11	47%
ADJUSTED EBITDA*	$216	$170	27%
Adjusted EBITDA Margin	23.4%	20.9%	250 bps

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the Financial Accounting Standards Board Accounting Standard Codification Topic 810, “Consolidation,” and represents the portion attributable to individual or third-party vacation ownership interest owners.

(2) Includes share-based compensation, amortization of cloud computing software implementation costs, net income or loss attributable to noncontrolling interests, and other.

NM = Not meaningful

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUPPLEMENTAL INFORMATION
(In millions and Unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025	Change
DEVELOPMENT PROFIT
Sale of vacation ownership products revenue	$1,232	$1,083	14%
Cost of vacation ownership products expense	(138)	(135)	(2%)
Marketing and sales expense	(791)	(705)	(12%)
Development Profit	303	243	25%
Development Profit Margin	24.6%	22.4%	220 bps

MANAGEMENT AND EXCHANGE PROFIT
Vacation Ownership Segment	479	478	—%
Exchange & Third-Party Management Segment	125	130	(3%)
Corporate and Other(1)	49	40	21%
Management and Exchange Revenue	653	648	1%
Vacation Ownership Segment	(215)	(220)	2%
Exchange & Third-Party Management Segment	(86)	(88)	3%
Corporate and Other(1)	(56)	(48)	(17%)
Management and Exchange Expense	(357)	(356)	—%
Management and Exchange Profit	296	292	2%
Management and Exchange Profit Margin	45.3%	45.0%	30 bps

RENTAL PROFIT
Vacation Ownership Segment	478	451	6%
Exchange & Third-Party Management Segment	26	28	(8%)
Corporate and Other(1)	—	—	NM
Rental Revenue	504	479	5%
Vacation Ownership Segment	(432)	(387)	(12%)
Exchange & Third-Party Management Segment	—	—	NM
Corporate and Other(1)	9	10	(15%)
Rental Expense	(423)	(377)	(12%)
Rental Profit	81	102	(20%)
Rental Profit Margin	16.2%	21.4%	(520 bps)

FINANCING PROFIT
Financing Revenue	279	268	4%
Financing Expense	(128)	(111)	(16%)
Financing Profit	151	157	(4%)
Financing Profit Margin	54.0%	58.6%	(460 bps)

OTHER
General and administrative	(197)	(175)	(13%)
Royalty fee	(86)	(85)	(2%)
Other(2)	44	31	40%
ADJUSTED EBITDA*	$592	$565	5%
Adjusted EBITDA Margin	22.2%	22.8%	(60 bps)

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the Financial Accounting Standards Board Accounting Standard Codification Topic 810, “Consolidation,” and represents the portion attributable to individual or third-party vacation ownership interest owners.

(2) Includes share-based compensation, amortization of cloud computing software implementation costs, net income or loss attributable to noncontrolling interests, and other.

NM = Not meaningful

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUPPLEMENTAL INFORMATION - MANAGEMENT AND EXCHANGE REVENUE
(In millions and Unaudited)

	Three Months Ended
	September 30, 2026	September 30, 2025	Change
ANCILLARY REVENUE
Vacation Ownership Segment	$67	$69	(2%)
Exchange & Third-Party Management Segment	1	1	—%
Corporate and Other(1)	—	—	NM
Ancillary Revenue	68	70	(2%)

MANAGEMENT FEE REVENUE
Vacation Ownership Segment	56	56	—%
Exchange & Third-Party Management Segment	1	2	(20%)
Corporate and Other(1)	(1)	(1)	(1%)
Management Fee Revenue	56	57	(1%)

EXCHANGE AND OTHER SERVICES REVENUE
Vacation Ownership Segment	34	33	3%
Exchange & Third-Party Management Segment	37	40	(7%)
Corporate and Other(1)	17	14	22%
Exchange and Other Services Revenue	88	87	2%

TOTAL MANAGEMENT AND EXCHANGE REVENUE	$212	$214	—%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the Financial Accounting Standards Board Accounting Standard Codification Topic 810, “Consolidation,” and represents the portion attributable to individual or third-party vacation ownership interest owners.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUPPLEMENTAL INFORMATION - MANAGEMENT AND EXCHANGE REVENUE
(In millions and Unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025	Change
ANCILLARY REVENUE
Vacation Ownership Segment	$206	$209	(1%)
Exchange & Third-Party Management Segment	3	3	5%
Corporate and Other(1)	—	—	NM
Ancillary Revenue	209	212	(1%)

MANAGEMENT FEE REVENUE
Vacation Ownership Segment	168	166	1%
Exchange & Third-Party Management Segment	5	6	(12%)
Corporate and Other(1)	(2)	(2)	(1%)
Management Fee Revenue	171	170	—%

EXCHANGE AND OTHER SERVICES REVENUE
Vacation Ownership Segment	105	103	3%
Exchange & Third-Party Management Segment	117	121	(3%)
Corporate and Other(1)	51	42	20%
Exchange and Other Services Revenue	273	266	3%

TOTAL MANAGEMENT AND EXCHANGE REVENUE	$653	$648	1%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the Financial Accounting Standards Board Accounting Standard Codification Topic 810, “Consolidation,” and represents the portion attributable to individual or third-party vacation ownership interest owners.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	Unaudited
	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$229	$406
Restricted cash (including $98 and $81 from VIEs, respectively)	304	327
Accounts and contracts receivable, net (including $17 and $15 from VIEs, respectively)	419	428
Vacation ownership notes receivable, net (including $2,191 and $1,900 from VIEs, respectively)	2,676	2,565
Inventory	679	692
Property and equipment, net(1)	936	950
Goodwill	2,958	2,958
Intangibles, net	665	711
Other (including $188 and $168 from VIEs, respectively)	603	720
TOTAL ASSETS	$9,469	$9,757

LIABILITIES AND EQUITY
Accounts payable	$227	$358
Advance deposits	167	163
Accrued liabilities (including $4 and $4 from VIEs, respectively)	388	376
Deferred revenue and other	358	371
Payroll and benefits liability	233	218
Deferred compensation liability	242	225
Securitized debt, net (including $2,450 and $2,173 from VIEs, respectively)	2,422	2,146
Debt, net	2,977	3,534
Other	123	142
Deferred taxes	213	231
TOTAL LIABILITIES	7,350	7,764
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,934,456 and 75,891,531 shares issued, respectively	1	1
Treasury stock — at cost; 41,515,500 and 41,767,498 shares, respectively	(2,412)	(2,427)
Additional paid-in capital	4,011	3,996
Accumulated other comprehensive loss	(13)	(11)
Retained earnings	532	434
TOTAL MVW STOCKHOLDERS' EQUITY	2,119	1,993
Noncontrolling interests	—	—
TOTAL EQUITY	2,119	1,993
TOTAL LIABILITIES AND EQUITY	$9,469	$9,757

The abbreviation VIEs above means Variable Interest Entities.

(1) Includes $227 million and $224 million at September 30, 2026 and December 31, 2025, respectively, of completed vacation ownership units which are classified as a component of Property and equipment, net until the time at which they are available and legally registered for sale as vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions and unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025
OPERATING ACTIVITIES
Net income	$181	$124
Adjustments to reconcile net income to net cash, cash equivalents, and restricted cash provided by operating activities:
Depreciation and amortization of intangibles	99	114
Amortization of debt discount and issuance costs	16	18
Vacation ownership notes and contracts receivable reserve	205	165
Share-based compensation	34	28
Impairment†	—	33
Foreign currency remeasurement loss (gain)†	2	(23)
Deferred income taxes	(16)	15
Net change in assets and liabilities:
Accounts and contracts receivable	(1)	(13)
Vacation ownership notes receivable originations	(887)	(766)
Vacation ownership notes receivable collections	581	519
Inventory	22	22
Other assets	68	27
Accounts payable, advance deposits and accrued liabilities	(85)	(72)
Deferred revenue and other	(13)	(12)
Payroll and benefit liabilities	15	(19)
Deferred compensation liability	(1)	3
Other liabilities	(14)	(6)
Purchase and development of property for future transfer to inventory	—	(134)
Other, net†	(2)	(1)
Net cash, cash equivalents, and restricted cash provided by operating activities	204	22
INVESTING ACTIVITIES
Proceeds from disposition of entity	50	—
Capital expenditures for property and equipment (excluding inventory)	(34)	(45)
Purchase of company owned life insurance†	(3)	(13)
Other, net†	—	1
Net cash, cash equivalents, and restricted cash provided by (used in) investing activities	13	(57)

† Prior year amounts have been reclassified to conform with our current year presentation. Please see “Non-GAAP Financial Measures” for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(In millions and unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025
FINANCING ACTIVITIES
Borrowings from securitization transactions	1,287	927
Repayment of debt related to securitization transactions	(1,010)	(958)
Proceeds from debt	1,780	1,740
Repayments of debt	(2,341)	(1,296)
Finance lease payment	(5)	(5)
Payment of debt and securitized debt issuance costs	(9)	(20)
Repurchase of common stock	—	(36)
Payment of dividends	(110)	(110)
Payment of withholding taxes on vesting of restricted stock units	(8)	(6)
Other, net	—	—
Net cash, cash equivalents, and restricted cash (used in) provided by financing activities	(416)	236
Effect of changes in exchange rates on cash, cash equivalents, and restricted cash	(1)	4
Change in cash, cash equivalents, and restricted cash	(200)	205
Cash, cash equivalents, and restricted cash, beginning of period	733	528
Cash, cash equivalents, and restricted cash, end of period	$533	$733

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(In millions and unaudited)

	Nine Months Ended
CASH FLOW	September 30, 2026	September 30, 2025
Cash, cash equivalents, and restricted cash provided by operating activities	$204	$22
Capital expenditures for property and equipment (excluding inventory)	(34)	(45)
Borrowings from securitizations, net of repayments	277	(31)
Securitized debt issuance costs	(9)	(7)
Purchase of company owned life insurance	(3)	(13)
Free cash flow*	435	(74)
Adjustments:
Proceeds from Cancun disposition	50	—
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	(109)	96
Other(2)	73	129
Adjusted free cash flow*	$449	$151

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable compared to the prior year end.

(2) Represents the adjustments to exclude certain capital expenditures, as well as the after-tax impact of modernization costs, restructuring costs, transaction and integration costs, insurance proceeds, changes in restricted cash, and other.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2026 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Current Fiscal Year 2026 Guidance		Previous Fiscal Year 2026 Guidance
	Low	High	Low	High
Adjusted EBITDA*	$810	$830	$805	$830
Cash interest	(170)	(165)	(170)	(165)
Cash taxes	(120)	(125)	(150)	(160)
Corporate capital expenditures	(60)	(60)	(60)	(70)
Inventory	15	20	20	30
Financing activity and other	(65)	(70)	(35)	(5)
Adjusted free cash flow*	$410	$430	$410	$460

The guidance provided above excludes impacts from certain asset sales, foreign currency changes, restructuring costs, litigation charges, modernization costs, transaction and integration costs, and impairments, each of which the Company cannot forecast with sufficient accuracy to factor them into the guidance provided above and without unreasonable efforts, and which may be significant. As a result, the full year 2026 adjusted free cash flow outlook is presented only on a non-GAAP basis and is not reconciled to the most comparable GAAP measures. Where one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Contract sales
	2026	$411	$545	$565
	2025	$420	$445	$439	$458	$1,762
	2024	$428	$449	$459	$477	$1,813

VPG
	2026	$4,016	$4,477	$4,822
	2025	$3,979	$3,631	$3,700	$3,894	$3,794
	2024	$4,129	$3,741	$3,888	$3,916	$3,911

Tours
	2026	95,250	112,721	107,687
	2025	97,998	114,402	109,609	109,965	431,974
	2024	96,579	111,752	110,557	113,828	432,716

Exchange & Third-Party Management
Total active Interval International members(1)
	2026	1,507,043	1,474,816	1,479,618
	2025	1,537,561	1,507,051	1,499,208	1,507,345	1,507,345
	2024	1,565,558	1,530,490	1,544,835	1,545,638	1,545,638

Average revenue per Interval International member
	2026	$39.13	$36.83	$36.99
	2025	$39.94	$37.40	$37.91	$35.30	$150.51
	2024	$41.74	$38.30	$38.93	$35.36	$154.34

(1) Includes members at the end of each period.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by an asterisk (“*”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common stockholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Reclassifications
Certain amounts from the prior fiscal year have been reclassified to conform to the current year presentation. Beginning in the third quarter of 2025, we began separately presenting Modernization expense in our Income Statements and in the fourth quarter of 2025, all Modernization expenses were moved from our individual business segments to Corporate and other. As a result, prior year amounts for the three and nine months ended September 30, 2025 were reclassified from Modernization expense to conform with our current year presentation. Additionally, for the nine months ended September 30, 2025, we reclassified $2 million related to the impairment of an operating lease and related assets from Restructuring expense to Impairment expense to conform with our current year presentation.
Certain Items Excluded from Non-GAAP Financial Measures
We evaluate non-GAAP financial measures, including those identified by an asterisk (“*”) on the preceding pages, that exclude certain items as further described in the financial schedules included herein, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our ongoing core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our ongoing core operations before these items with results from other companies.
Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our ongoing core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common stockholders, before interest expense, net (excluding consumer financing interest expense), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items and excludes share-based compensation expense and amortization of cloud computing software implementation costs. Share-based compensation expense is excluded to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Amortization of cloud computing software implementation costs, which are not included in depreciation and amortization expense, are excluded from Adjusted EBITDA for comparability purposes to address the considerable variability among companies in the utilization of productive assets.
For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to stockholders.
We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization, as well as amortization of cloud computing software implementation costs because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating or amortizing productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our ongoing core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our ongoing core operations before the impact of these items with results from other companies.
Commencing in the first quarter of 2026, interest expense associated with our Warehouse Credit Facility is included as a component of Consumer financing interest expense within Financing expense. For the three and nine months ended September 30, 2025, interest expense associated with our Warehouse Credit Facility is included as a component of Interest expense, net. Interest expense on our Warehouse Credit Facility was $4 million and $9 million for the three and nine months ended September 30, 2026, respectively, and $3 million and $10 million for the three and nine months ended September 30, 2025, respectively.
Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin as indicators of operating profitability. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment Adjusted EBITDA margin represents Segment Adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our ongoing core operations before the impact of excluded items.
Adjusted Pretax Income, Adjusted Net Income Attributable to Common Stockholders, and Adjusted Earnings per Share - Diluted
We evaluate Adjusted pretax income, Adjusted net income attributable to common stockholders, and Adjusted earnings per share - diluted as indicators of operating performance. Adjusted pretax income is calculated as Adjusted EBITDA less depreciation and amortization, interest expense, net of interest income, share-based compensation expense and amortization of cloud computing software implementation costs. Adjusted net income attributable to common stockholders is calculated as Adjusted pretax income less provision for income tax adjusted for certain items and Adjusted earnings per share - diluted equals adjusted net income attributable to common stockholders divided by diluted shares. We evaluate these measures because we believe they provide useful information to investors because they allow for period-over-period comparisons of our ongoing core operations before the impact of certain non-recurring items such as impacts from asset sales, foreign currency changes, restructuring costs, litigation charges, modernization costs, transaction and integration costs, and impairments, and also facilitate the comparison of results from our ongoing core operations before these items with results from other companies.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of transaction, integration, restructuring, and modernization costs, litigation charges, insurance proceeds, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash and other items, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.
Net Corporate Leverage
Net corporate leverage ratio represents gross corporate debt, less cash and cash equivalents, divided by Adjusted EBITDA realized over the last twelve months. The Company’s corporate debt is composed of its corporate credit facility, senior unsecured notes, convertible notes, and finance leases. Management uses this measure to evaluate balance sheet strength, financial flexibility, and progress toward its leverage objectives. We believe net corporate leverage is an important measure of financial strength because it provides insight into our ability to invest in growth and return capital to shareholders.